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                                                                  EXHIBIT 99(a)2

                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         USBAM SECURITIES LENDING TRUST

      THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of operating a Delaware statutory trust in accordance with the provisions hereinafter set forth.

      NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit.

                                    ARTICLE I
                               NAME AND DEFINITION

      SECTION 1.1 NAME. The name of the trust created hereby is the "USBAM Securities Lending Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

      SECTION 1.2 DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

      a) "Bylaws" means the Bylaws referred to in Section 3.9 hereof, as from time to time amended.

      b) The terms "Commission," "Affiliated Person" and "Interested Person" have the meanings given them in the Investment Company Act of 1940.

      c) "Certificate of Trust" means the Certificate of Trust as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act.

      d) "Class" means a class of Shares of a Series of the Trust established in accordance with the provisions of Article VI hereof.

      e) "Declaration of Trust" means this Agreement and Declaration of Trust, as amended or restated from time to time. References in this Declaration of Trust to "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration of Trust rather than the article or section in which such word appears.

      f) "Delaware Act" means the Delaware Statutory Trust Act, 12 Del. C. Sections 3801 et seq., as amended from time to time.

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      g)    "Distributor" means the party, other than the Trust, to a contract described in Section 4.3 hereof.

      h) "Fundamental Policies" shall mean the investment policies and restrictions set forth in the Registration Statement and designated as fundamental policies therein.

      i) "Investment Adviser" means any party other than the Trust, to an investment advisory or management contract described in Section 4.1 hereof.

      i) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.

      j) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      k) "Registration Statement" means Parts A and B of the Registration Statement of the Trust under the 1940 Act as such Registration Statement may be amended or supplemented and filed with the Commission from time to time.

      l) "Series" means one of the separately managed components of the Trust (or, if the Trust shall have only one such component, then that one) as set forth in Section 6.1 hereof or as may be established and designated from time to time by the Trustees pursuant to that section.

      m)    "Shareholder" means a record owner of outstanding Shares.

      n) "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the shares of any and all Series or Classes which may be established by the Trustees, and includes fractions of Shares as well as whole Shares.

      o) "Transfer Agent" means the party, other than the Trust, to the contract described in Section 4.4 hereof.

      p) "Trust" means the Delaware Statutory Trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware.

      q) "Trust Property" means any and all assets and property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

      r) "Trustees" means the person or persons who have signed this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

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                                   ARTICLE II
                                    TRUSTEES

      SECTION 2.1 NUMBER OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by the vote of a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15).

      SECTION 2.2 ELECTION AND TERM. Except as required by the 1940 Act, Trustees need not be elected by Shareholders. Each Trustee shall serve during the lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provisions of Section
2.3 hereof. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 2.4 hereof, appoint Trustees to fill vacancies.

      SECTION 2.3 REGISTRATION AND REMOVAL. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required in Section 2.1 hereof) by the vote of a majority of the remaining Trustees or by the vote of the Shareholders of record of not less than a majority of the Shares outstanding (for purposes of determining the circumstances and procedures under which such removal by Shareholders may take place, the provisions of Section 16(c) of the 1940 Act shall be applicable to the same extent as if the Trust were subject to the provisions of that Section, except that the percentage of outstanding shares required to remove a Trustee shall be a majority rather than 66-2/3%). Upon the resignation or removal of a Trustee, or otherwise ceasing to be a Trustee, the Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any trustee, his legal representative shall execute and deliver on his behalf such documents, as the remaining Trustees shall require as provided in the preceding sentence.

      SECTION 2.4 VACANCIES. Subject to any limitations imposed by the 1940 Act or other applicable law, any vacancy existing by reason of an increase in the number of Trustees may be filled by the vote of a majority of the entire Board of Trustees, and any other vacancy occurring in the Board of Trustees may be filled by vote of a majority of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. No vacancy shall operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration of Trust. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

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                                   ARTICLE III
                               POWERS OF TRUSTEES

      SECTION 3.1 GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, and in any and all states, commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

      The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

      SECTION 3.2 INVESTMENTS. The Trustees shall have the power to:

      a)    conduct, operate and carry on the business of an investment company;

      b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, commodities, currency futures and forward contracts, and other securities, investment contracts and other instruments of any kind, including, without limitation, those issued, guaranteed or sponsored by any and all Persons including, without limitation, states, territories and possessions of the United States, the District of Columbia and any of their political subdivisions, agencies or instrumentalities, foreign or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations, to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Policies be amended.


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      The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

      SECTION 3.3 LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee. Upon resignation, removal or death of a Trustee, the Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      SECTION 3.4 ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Article VII, VIII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware governing business corporations.

      SECTION 3.5 BORROWING MONEY; LENDING TRUST ASSETS. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

      SECTION 3.6 DELEGATION; COMMITTEES. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may appoint, and terminate, any one or more committees, consisting on one or more persons who need not be Trustees, which may exercise some or all of the power and authority of the Trustees as the Trustees may determine

      SECTION 3.7 COLLECTION AND PAYMENT. Subject to Section 6.9 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

      SECTION 3.8 EXPENSES. Subject to Section 6.9 hereof, the Trustees shall have the power to incur and pay any expenses, which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration of Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

      SECTION 3.9 MANNER OF ACTING; ACTION BY WRITTEN CONSENT; BYLAWS. Except as otherwise provided herein or in the Bylaws or by any provision of law, any action to be taken by the Trustees may

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be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. The Trustees may adopt Bylaws not inconsistent with this Declaration of Trust to provide for the conduct of the business of the Trust and may amend or repeal such Bylaws to the extent such power is not reserved to the Shareholders.

      SECTION 3.10 MISCELLANEOUS POWERS. The Trustees shall have the power to:

      (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof;

      (b) enter into joint ventures, partnerships and any other combinations or associations;

      (c) elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate;

      (d) purchase and pay for out of Trust Property or the property of the appropriate Series of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Distributors, Transfer Agents, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;

      (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust;

      (f) indemnify, to the extent permitted by law, any person with whom the Trust or any Series thereof has dealings, including any Investment Adviser, Distributor, Transfer Agent, selected dealers and independent contractors, to such extent as the Trustees shall determine;

      (g)   guarantee indebtedness or contractual obligations of others;

      (h) determine and change the fiscal year of the Trust or any Series thereof and the method by which its accounts shall be kept; and

      (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

      SECTION 3.11 PRINCIPAL TRANSACTIONS. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust or any Series thereof to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal or have any such dealings with any Investment Adviser, Distributor or Transfer Agent or with any Affiliated Person of such Person; but the

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Trust or any Series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

      SECTION 3.12 LITIGATION. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in his own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                                   ARTICLE IV
                   INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN
                               AND TRANSFER AGENT

      SECTION 4.1 INVESTMENT ADVISER. Subject to applicable provisions of the 1940 Act, the Trustees may in their discretion from time to time enter into one or more investment advisory and management contracts or, if the Trustees establish multiple Series, separate investment advisory and management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series such management, investment advisory, and other services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval or continuance of any such investment advisory or management contract. If the Shareholders of any one or more of the Series of the Trust should fail to approve any such investment advisory or management contract, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any Series whose Shareholders approve such contract.

      SECTION 4.2 ADMINISTRATIVE SERVICES. The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees or the Trust administrative personnel and services to operate the Trust on a daily or other basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entities.

      SECTION 4.3 DISTRIBUTOR. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of Shares at a price per Share that will net the Trust or the applicable Series of the Trust not less than the net asset value per Share (as described in Article VIII hereof) and pursuant to which the Trust may either agree to sell the Shares to the other parties to the

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contracts, or any of them, or appoint them to contract to sell Shares to third parties. Any such contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this
Article IV including, without limitation, the provision for the repurchase or sale of shares of the Trust by such other party as principal or as agent of the Trust.

      SECTION 4.4 TRANSFER AGENT. The Trustees may in their discretion from time to time enter into transfer agency and shareholder service contracts whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine, not inconsistent with this Declaration of Trust.

      SECTION 4.5 CUSTODIAN. The Trustees may appoint or otherwise engage one or more banks, broker-dealers or trust companies, to serve as Custodian with authority as the Trust's agent, but subject to applicable requirements of the 1940 Act and to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust.

      SECTION 4.6 OTHER SERVICES. The Trustees may in their discretion from time to time contract with any entity to provide such other services to the Trust of any Series or Class as the Trustees determine to be in the best interests of the Trust or the Series of Class.

      SECTION 4.7 PARTIES TO CONTRACT. Any contract of the character described in Sections 4.1, 4.2, 4.3, 4.4, 4.5 or 4.6 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3, 4.4, 4.5 or 4.6 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.7.

                                    ARTICLE V
                   LIMITATIONS OF LIABILITIES OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

      SECTION 5.1 NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. The Trust shall indemnify out of the property of the Trust and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that, in the event the Trust shall consist of more than one Series, Shareholders of a particular Series who are faced with claims or liabilities solely by reason of their status as Shareholders of that Series shall be limited to the assets of that Series for recovery of such loss and related expenses. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

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      SECTION 5.2 NONLIABILITY OF TRUSTEES, ETC. No Trustee (present or former), officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, and all such Persons shall look solely to the Trust Property, or to the Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

      SECTION 5.3 INDEMNIFICATION.

      (a) Except as set forth in Section 5.2 above, the Trust shall indemnify any Trustee (present or former), officer, employee or agent of the Trust (each an "indemnitee") for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct, as described in Section 5.2 above, by
            (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons," as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion.

      (b) Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

      (c) Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

      SECTION 5.4 NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

      SECTION 5.5 NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust or a series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or

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property paid, loaned or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration of Trust, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust Estate (or, in the event the Trust shall consist of more than one Series, in the case of any such obligation which relates to a specific Series, only the Series which is a party thereto), and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not affect the validity of such obligation, contract instrument, certificate, Share, security or undertaking and shall not operate to bind the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate.

      SECTION 5.6 RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counselor expert may also be a Trustee.

                                   ARTICLE VI
                          SHARES OF BENEFICIAL INTEREST

      SECTION 6.1 BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.01 par value, to be called Shares. The number of Shares authorized hereunder is unlimited. The Trustees shall have the authority to establish and designate one or more Series or Classes of Shares. Each Share of any Series shall represent an equal proportionate share in the assets of that Series with each other Share in that Series. The Trustees may divide or combine the Shares of any Series into a greater or lesser number of Shares in that Series without thereby changing the proportionate interests in the assets of that Series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares, shall be fully paid and nonassessable.

      The initial two Series of Shares, which Series are hereby established and designated, are USBAM Securities Lending Prime Portfolio and USBAM Securities Lending Short-Term Bond Portfolio. Until such time as may be otherwise determined in accordance with this Declaration of Trust, shares of each such Series shall be of one Class.

      Subject to the provisions of Section 6.9 hereof, the Trustees may also authorize the creation of additional Series of Shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional Classes of Shares within any Series.

      SECTION 6.2 RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration of Trust specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

      SECTION 6.3 TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      SECTION 6.4 ISSUANCE OF SHARES. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares of any Series, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interests in that Series. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share as described in the Registration Statement.

      SECTION 6.5 REGISTER OF SHARES. A register shall be kept in respect of each Series at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares of each Series held by them respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the Bylaws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use including, but not limited to, requiring a legend on any such certificate limiting such certificate's transfer.

      SECTION 6.6 TRANSFER OF SHARES. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series or Class and similar matters. Shares shall be transferable on the records of the Trust only by the record holder or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Any restrictions on the transferability of such shares shall be noted on the register of the Trust. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the "shareholder of record" shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

      Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of the State of Delaware.

      SECTION 6.7 NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust. Annual reports and proxy statements need not be sent to a Shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings, or (ii) all, and at least two, checks (if sent by first class mail) in payment of dividends or interest and shares during a twelve month period have been mailed to such Shareholder's address and have been returned undelivered. However, delivery of such annual reports and proxy statements shall resume once a Shareholder's current address is determined.

      SECTION 6.8 VOTING POWERS. The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 2.2 hereof, (ii) for the removal of Trustees as provided in Section 2.3 hereof, (iii) with respect to termination of the Trust as provided in Section 9.2, (iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in Section 9.3, (v) with respect to any merger, consolidation or sale of assets as provided in Section 9.4, (vi) with respect to incorporation of the Trust to the extent and as provided in Section 9.5, (vii) to the same extent as the stockholders of a Delaware business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders (provided that Shareholders of a Series are not entitled to vote in connection with the bringing of a derivative or class action with respect to any matter which only affects another Series or its Shareholders), and (viii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, the Bylaws or the Registration Statement, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the Bylaws, shall not be voted. On any matter submitted to a vote of Shareholders, all Shares shall be voted in the aggregate except (1) when required by the 1940 Act, Shares shall be voted by individual Series or Class; and (2) when the Trustees have determined that the matter affects only the interests of one or more Series or Class, then only the Shareholders of such Series or Class shall be entitled to vote thereon. The Trustees may, in conjunction with the establishment of any further Series or any Classes of Shares, establish conditions under which the several Series or Classes shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the Bylaws to be taken by Shareholders. The Bylaws may include further provisions for Shareholders" votes and meetings and related matters.

      SECTION 6.9 SERIES OR CLASSES OF SHARES. The following provisions are applicable regarding the Series of Shares of the Trust established in Section
6.1 hereof and shall be applicable to each additional Series or Class hereafter established pursuant to Section 6.1, unless otherwise provided in the instrument establishing such Series or Class:

      (a) The number of authorized shares and the number of shares of each Series or of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued shares or any shares previously issued and reacquired of any Series or Class into one or more Series or one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any shares of any Series or any Class reacquired by the Trust at their discretion from time to time.

      (b) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration of Trust with respect to any one or more Series which represents the interests in the assets of the Trust immediately prior to the establishment of any additional Series and the power of the Trustees to invest and reinvest assets applicable to any other Series shall be as set forth in the instrument of the Trustees establishing such series which is hereinafter described.

      (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series or Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or Class, the Trustees shall allocate them among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. No holder of Shares of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

      (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series. All expenses and liabilities incurred or arising in connection with a particular Series, or in connection with the management thereof, shall be payable solely out of the assets of that Series and creditors of a particular Series shall be entitled to look solely to the property of such Series for satisfaction of their claims. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

      (e) The power of the Trustees to pay dividends and make distributions shall be governed by Section 8.2 of this Declaration of Trust with respect to any one or more Series or Classes which represents the interests in the assets of the Trust immediately prior to the establishment of any additional Series or Classes. With respect to any other Series or Class, dividends and distributions on shares of a particular Series or Class may be paid with such frequency as the

            Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of shares of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series or Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or Class. All dividends and distributions on shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions.

      (f) The Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each Class and Series of Shares.

      (g) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to convert or exchange said Shares into Shares of one or more other Series or Classes of Shares in accordance with such requirements and procedures as may be established by the Trustees.

      (h) The establishment and designation of any Series or Class of shares in addition to those established in Section 6.1 hereof shall be effective upon the adoption by a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Series or Class, or as otherwise provided in such resolution. At any time that there are no shares outstanding of any particular Series or Class previously established and designated, the Trustees may by resolution approved by a majority of their number abolish that Series or Class and the establishment and designation thereof. Each resolution referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

      (i) Shareholders of a Series shall not be entitled to participate in a derivative or class action with respect to any matter which only affects another Series or its Shareholders.

      Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series. In the event of the liquidation of a particular Series, the Shareholders of that Series which has been established and designated and which is being liquidated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series. The holders of Shares of any Series shall not be entitled hereby to any distribution upon liquidation of any other Series. The assets so distributable to the Shareholders of any Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust.

                                   ARTICLE VII
                                   REDEMPTIONS

      SECTION 7.1 REDEMPTIONS. Each Shareholder of a particular Series shall have the right at such times as may be permitted by the Trust and the 1940 Act to require the Trust to redeem all or any part of his Shares of that Series, upon and subject to the terms and conditions provided in this Article VII. The

Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding shares for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Class or Series of Shares in the assets of the Trust at the time of the redemption or repurchase and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting and suspending redemption shall be as set forth in the Registration Statement from time to time. Payment will be made in such manner as described in the Registration Statement.

      SECTION 7.2 REDEMPTION AT THE OPTION OF THE TRUST. Each Share of the Trust or any Series of the Trust shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to Section 7.1 (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Series, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Registration Statement of the Trust. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

      SECTION 7.3 EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If, pursuant to Section 8.1 hereof, the Trustees shall declare a suspension of the determination of net asset value with respect to Shares of the Trust or of any Series thereof, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust or a Series thereof shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 8.1 after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made, plus the period after such application during which the determination of net asset value was suspended.

                                  ARTICLE VIII
                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

      SECTION 8.1 NET ASSET VALUE. The net asset value of each outstanding Share of each Series of the Trust shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Registration Statement. The power and duty to make the daily calculations may be delegated by the Trustees to any Investment Adviser, Custodian, Transfer Agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

      SECTION 8.2 DISTRIBUTION TO SHAREHOLDERS. The Trustees shall from time to time distribute ratably among the Shareholders of the Trust or of any Series such proportion of the net income, earnings, profits, gains, surplus (including paid-in surplus), capital, or assets of the Trust or of such Series held by the Trustees as they may deem proper. Such distribution may be made in cash or property including, without limitation, any type of obligations of the Trust or of such Series or any assets thereof, and the Trustees may distribute ratably among the Shareholders of the Trust or of that Series additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record of the Trust or of such Series at the time of declaring a distribution, or among the Shareholders of record of the Trust or of such Series at such later date as the Trustees shall determine. The Trustees may always retain from the net income, earnings, profits or gains of the Trust or of such Series such amount as they may deem necessary to pay the debts or expenses of the Trust or of such Series or to meet obligations of the Trust or of such Series, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of the Trust or of any Series such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees deem appropriate.

      Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

      SECTION 8.3 DETERMINATION OF NET INCOME. The Trustees shall have the power to determine the net income of any Series of the Trust and from time to time to distribute such net income ratably among the Shareholders as dividends in cash or additional Shares of such Series issuable hereunder. The Trustees shall have full discretion to determine whether any cash or property received by any Series of the Trust shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

      SECTION 8.4 POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to
Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE IX
                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

      SECTION 9.1 DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

      SECTION 9.2 TERMINATION OF TRUST OR A SERIES. The Trust may be terminated at any time by vote of the holders of a majority of the outstanding Shares of the Trust, or by vote of a majority of the Trustees upon written notice to the Shareholders. Unless otherwise provided in the resolution establishing such Series or Class, any Series or Class may be terminated at any time by vote of the holders of a majority of the outstanding Shares of that Series or Class or by vote of a majority of the Trustees upon written notice to the Shareholders of that Series or Class.

      Upon dissolution of the Trust or of any one or more Series or Classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or Class, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Class involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution, except to the extent otherwise required or permitted by the resolution establishing any Class or Series of Shares. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged from any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust or such Series or Class shall be canceled or discharged.

      Following completion of the winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee, upon which the Trust shall terminate.

      SECTION 9.3 AMENDMENT PROCEDURE.

      (a) Except as specifically provided in this Section 9.3, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in Section 6.8 hereof, (ii) any amendment to this
            Section 9.3, (iii) any amendment that requires their vote under applicable law or the Trusts Registration Statement, and (iv) any amendment submitted to them for their vote by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by a vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required.

      (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust or of any Series of the Trust by reducing the amount payable thereon upon liquidation of the Trust or of such Series of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Trust or of such Series outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any Series or Class of Shares in the resolution establishing such Series or Class. Nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessment upon Shareholders.

      (c) A certificate signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration of Trust, as amended and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective when lodged among the records of the Trust.

      (d) The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

      Notwithstanding any other provision hereof, until such time as shares of the Trust have been issued, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

      SECTION 9.4 MERGER, CONSOLIDATION AND SALE OF ASSETS. Subject to applicable Federal and state law and except as otherwise provided in Section 9.5 below, the Trust or any Series or Class thereof may merge or consolidate with any other corporation, association, trust, or other organization or , in the case of a Series or Class, with any other Series or Class, or may sell, lease, or exchange all or a portion of the Trust Property or Trust Property allocated or belonging to such Series or Class, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees without the vote or consent of Shareholders. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, Shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 9.4 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

      SECTION 9.5 INCORPORATION; REORGANIZATION. Subject to applicable Federal and state law, the Trustees may without the vote or consent of Shareholders, with respect to the Trust or any Series or Class, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or the Trust Property allocated or belonging to such Series or Class or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or the Trust Property allocated or belonging to such Series or Class to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust or such Series or Class holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, Shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 9.5 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

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

                                    ARTICLE X
                             REPORTS TO SHAREHOLDERS

      The Trustees shall at least semiannually submit or cause the officers of the Trust to submit to the Shareholders a written financial report of each Series of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.1 FILING. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate of the Secretary or an Assistant Secretary of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by the Secretary or an Assistant Secretary the Trust to be a copy of this instrument or of any such restatements and/or amendments.

      SECTION 11.2 GOVERNING LAW.

      (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

      (b) Notwithstanding the first sentence of Section 11.2(a), there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of Trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity of obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust; or (viii) activities similar to those referenced in the foregoing items (i) through
            (vii).

      SECTION 11.3 COUNTERPARTS. The Declaration of Trust may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      SECTION 11.4 RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to:

      (a)   the number or identity of Trustees or Shareholders,

      (b)   the due authorization of the execution of any instrument or writing,

      (c) the form of any vote passed at a meeting of Trustees or Shareholders,

      (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust,

      (e) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or

      (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust,

shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

      SECTION 11.5 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

      (a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

      SECTION 11.6 USE OF THE NAME "USBAM SECURITIES LENDING TRUST." U.S. Bancorp Asset Management has consented to the use by the Trust of the identifying name "USBAM Securities Lending Trust," which is a property right of U.S. Bancorp Asset Management. The Trust will only use the name "USBAM Securities Lending Trust" as a component of its name and for no other purpose and will not purport to grant to any third party the right to use the name "USBAM Securities Lending Trust" for any purpose.

      SECTION 11.7 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Trust shall be 800 Nicollet Mall, Minneapolis, Minnesota, 55402, or such other location as the Trustees may designate from time to time.

     IN WITNESS WHEREOF, the undersigned have executed this Declaration of Trust this 17th day of October 2005.


/s/ Benjamin R. Field, III
----------------------------------------------------------------
Benjamin R. Field, III
as Trustee and not individually


/s/ Roger A. Gibson
----------------------------------------------------------------
Roger A. Gibson
as Trustee and not individually


/s/ Victoria J. Herget
----------------------------------------------------------------
Victoria J. Herget
as Trustee and not individually


/s/ Leonard W. Kedrowski
----------------------------------------------------------------
Leonard W. Kedrowski
as Trustee and not individually


/s/ Richard K. Riederer
----------------------------------------------------------------
Richard K. Riederer
as Trustee and not individually


/s/ Joseph D. Strauss
----------------------------------------------------------------
Joseph D. Strauss
as Trustee and not individually


/s/ Virginia L. Stringr
----------------------------------------------------------------
Virginia L. Stringer
as Trustee and not individually


/s/ James M. Wade
----------------------------------------------------------------
James M. Wade
as Trustee and not individually



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